Law Office
of
Randall V. Brumbaugh

August 31, 2010

United States Securities and Exchange Commission
100 F Street N. E.
Washington, D.C. 20549

Re:  Artison Investments, Ltd. – Registration on Form S-1

Dear Sir or Madam,

My firm has been retained as special counsel to Artison Investments, Ltd., a Nevada corporation (hereinafter the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) to be filed by the Company on or after August 31, 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

This opinion relates to 1,500,000 shares of common stock of the Company to be offered by the Company. Collectively these securities are referred to herein as the “Shares”.

In connection with this opinion, and as special counsel, I have examined and relied upon originals or copies of the documents (the “Documents”) including without limitation:

1.      The Registration Statement;
2.      Articles of Incorporation of the Company;
3.      Bylaws of the Company; and
4.      Resolutions of the Board of Directors of the Company.

For the purposes of rendering this opinion, I have examined originals or certified photostatic copies of such other corporate records, agreements, instruments and other documents of the Company as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In all such examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, the due authority of the parties signing such documents, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

In making our examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the authority, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.  As to questions of fact relevant to the opinions expressed herein, I have relied without investigation upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others.

Based on the foregoing, and subject to applicable securities laws, when (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Act; (ii) the securities are issued, sold and paid for in the manner described in the Registration Statement and in the Prospectus; and (iii) for certificated Shares, the Shares have been duly executed by the Company, duly countersigned by an authorized signatory of the registrar for the Shares, and duly delivered to the purchasers thereof, it is our opinion that (a) the issuance and sale of the Shares will have been duly authorized; and (b) the Shares will be validly issued, fully paid and non-assessable.

I assume no obligation to supplement this letter if any applicable laws change after the date of this letter with possible retroactive effect, or if any facts or events occur or come to our attention after the date of this letter that might change any of the opinions expressed above. I consent to the filing of this legal opinion as an exhibit to the Registration Statement, and I further consent to the use of our name under the headings “Legal Matters” in the prospectus that forms a part of the Registration Statement and “Legal Matters” in any prospectus supplement that will form a part of the Registration Statement. In giving such consent, I do not hereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder. This opinion is furnished by me, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in this paragraph, is not to be used, circulated or quoted for any other purpose.

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in said Registration Statement, as originally filed or as subsequently amended or supplemented. In giving such consent, I am not asserting nor do I claim or allege that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ R. V. Brumbaugh

Randall V. Brumbaugh